UNITED STATES SECURITIES AND

EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 4 2009

CARBON GREEN INC.

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

333-136027

(Commission File Number)

20-4126700

(IRS Employer Identification No.)

421 9th Street, Manhattan Beach, CA 90266

(Address of principal executive offices and Zip Code)

(310) 374 - 9382

Registrant’s telephone number, including area code

Neema, Inc.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

Effective November 4, 2009, we completed a merger with our subsidiary, Carbon Green Inc., a Nevada corporation. As a result, we have changed our name from “Neema, Inc.” to “Carbon Green Inc.” We changed the name of our company to better reflect the direction and business of our company.

In addition, effective November 4, 2009, we effected a twelve (12) for one (1) forward stock split of our authorized, issued and outstanding common stock. As a result, our authorized capital has increased from 25,000,000 shares of common stock with a par value of $0.001 to 300,000,000 shares of common stock with a par value of $0.001. Our issued and outstanding share capital has increased from 2,205,000 shares of common stock to 26,460,000 shares of common stock.

Item 7.01.	Regulation FD Disclosure

The name change and forward stock split became effective with FINRA’s Over-the-Counter Bulletin Board at the opening for trading on November 5, 2009 under the new stock symbol “CGNI”. Our new CUSIP number is 141113 100.

Item 9.01.	Financial Statements and Exhibits.
(d)	Exhibits

3.1       Articles of Merger filed with the Secretary of State of Nevada on November 2, 2009 and which is effective November 4, 2009.

3.2       Certificate of Change filed with the Secretary of State of Nevada on November 3, 2009 and which is effective November 4, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARBON GREEN INC.

/s/ David Brow

David Brow

President, Chief Executive Officer

and Chief Financial Officer

Date: November 5, 2009

CW2989488.1